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FIFTH THIRD BANK AUTO RECEIVABLES TRUST 1996-A                                                                     EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee:  Harris Trust and Savings Bank


                                                Collection Period:                          1-Sep-99                30-Sep-99
                                                Distribution Date:                         15-Oct-99

                                                                                                             Per $1,000 of
                                                                                                                Original
Statement for Class A and Class B Certificateholders Pursuant                                               Class A/Class B
  to Section 4.7 of the Pooling and Servicing Agreement                                                    Certificate Amount
                                                                                                           ------------------
(i)     Principal Distribution
           Class A Certificate Amount                                                $  2,966,232.02        $    7.60559994
           Class B Certificate Amount                                                $    139,770.09        $    7.60529383

(ii)    Interest Distribution
           Class A Certificate Amount                                                $    134,995.50        $    0.34613670
           Class B Certificate Amount                                                $      6,518.85        $    0.35470944

(iii)   Servicing Fee                                                                $     22,800.06        $    0.05582991

(iv)    Class A Certificate Balance (after principal distributions)                  $ 23,161,928.40
        Class A Pool Factor (after principal distributions)                                0.0593886
        Class B Certificate Balance (after principal distributions)                  $  1,092,138.75
        Class B Pool Factor (after principal distributions)                                0.0594264

(v)     Total Pool Balance (end of Collection Period)                                $ 24,254,067.15

                                                                                      Current Period           Cumulative
                                                                                     ---------------        ----------------

(vi)    Defaulted Receivables                                                        $     85,785.21        $ 14,504,401.07
        Liquidation Proceeds                                                              155,866.81           9,086,348.70
                                                                                     ---------------        ----------------
        Aggregate Net Losses                                                         $    (70,081.60)       $  5,418,052.37
                                                                                     ===============        ================

(vii)   Aggregate Principal Balance of Receivables
          Repurchased by Seller or Servicer:
           Principal Portion                                                         $             -
           Interest Portion                                                          $             -

(viii)  Class A Interest Carryover Shortfall                                         $             -
        Class B Interest Carryover Shortfall                                         $             -
        Class A Principal Carryover Shortfall                                        $             -
        Class B Principal Carryover Shortfall                                        $             -

(ix)    Reserve Account Balance (after giving effect to payments made
           on the Distribution Date)                                                 $  6,125,764.72

(x)     Specified Reserve Account Balance (after giving effect to payments
           made on the Distribution Date)                                            $  6,125,764.72


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